EXHIBIT 17.2
        Sheraton Berkshire Motor Inn
        1741 Paper Mill Road
        Wyomissing, PA  19610

        NEW YORK TAX-FREE INCOME PORTFOLIO,
        a Portfolio of
        WILLIAM PENN INTEREST INCOME FUND,
        SPECIAL MEETING OF SHAREHOLDERS
        May 29, 1997
        NEW YORK TAX-FREE INCOME PORTFOLIO,
        a Portfolio of
        WILLIAM PENN INTEREST INCOME FUND

        The undersigned shareholder(s) of New York Tax-Free Income Portfolio, a portfolio of William Penn Interest Income Fund (the `William Penn Portfolio'), hereby appoint(s) James E. Jordan, Sandra Houck, and Dennis Westley, or any of them true and lawful proxies, with power of substitution of each, to vote all shares of the William Penn Portfolio which the undersigned is entitled to vote, at the Special Meeting of Shareholders to be held on May 29, 1997, at Sheraton Berkshire Motor Inn, 1741 Paper Mill Road, Wyomissing, PA 19610 , at 9:00 a.m. (general meeting) and 10:30 a.m. (Fund meeting) (local time) and at any adjournment thereof.


        Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES. The proxies named will vote the shares represented by this proxy in accordance with the choice made on this ballot. IF NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED AFFIRMATIVELY ON THAT MATTER.


The Board Of Trustees unanimously recommends a vote FOR the proposal below.

        Please sign EXACTLY as your name(s)
        appear(s) above.  When signing as
        attorney, executor, administrator,
        guardian, trustee, custodian, etc.,
        please give your full title as
        such.  If a corporation or
        partnership, please sign the full
        name by an authorized officer or
        partner.  If stock is owned
        jointly, all owners should sign.

        PLEASE RETURN BOTTOM PORTION WITH YOUR VOTE IN THE ENCLOSED ENVELOPE AND RETAIN THE TOP PORTION.

        TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  X

        KEEP THIS PORTION FOR YOUR RECORDS.
        DETACH AND RETURN THIS PORTION ONLY.

               THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

        NEW YORK TAX-FREE INCOME PORTFOLIO

        RECORD DATE SHARES:
                            -----------------
Vote on Proposal

        TO APPROVE OR DISAPPROVE AN AGREEMENT AND PLAN OF REORGANIZATION BETWEEN THE WILLIAM PENN INTEREST INCOME FUND, NEW YORK TAX-FREE INCOME PORTFOLIO AND THE FEDERATED NEW YORK MUNICIPAL INCOME FUND, A PORTFOLIO OF MUNICIPAL SECURITIES INCOME TRUST.


                    FOR          AGAINST        ABSTAIN

        -----------------------------------
        Signature

        Signature (Joint Owners)
        Date: